Exhibit 10.1

CONSULTANCY AGREEMENT

VIA EMAIL

Paula Sagnier Limited

Attention: Frank Sagnier

E-mail for notices: franksagnier@gmail.com

Executed on February 13, 2023 but effective as of February 1, 2023, the parties hereto (“Parties” and each “Party”) hereby agree as follows:

1. Pursuant to this consultancy agreement (this “Agreement”), Paula Sagnier Limited, a company organized and existing under the laws of England and Wales with an address set forth above (“Consultant”), agrees to render consulting services to Motorsport Games Inc., a Delaware corporation (“Company”), commencing as of February 1, 2023 and continuing for 12 months, unless this Agreement is earlier terminated by either Consultant or Company pursuant to Section 5 below (the “Term”).

2. Consultant agrees during the Term to use his skills and best efforts to the performance, limited to 4 hours per each week during the Term, of all duties as may be assigned to Consultant by the Company, which duties shall include, providing advice to the Company and its senior executives. Consultant shall have liberty in how it provides the services, provided that he complies with general guidelines given to it by or on behalf of Company.

3. In consideration of the services to be rendered by Consultant under this Agreement, Company shall:

(a) pay Consultant an aggregate gross monthly consulting fee in the amount of £4,150 (the “Fee”), payable monthly, in in Pounds Sterling, in arrears at the end of each calendar month (or the next business day if the applicable month ends on a non-Business Day (as defined below)) upon receipt of a specified quarter invoice of Consultant; and

(b) subject to and contingent upon the Company’s obtaining, at the Company’s 2023 annual meeting of stockholders or thereafter in 2023 in order to comply with the Nasdaq Listing Rule 5635(c), the Company’s stockholders’ approval of the issuance of the Shares (as defined below) (the “Stockholders’ Approval”), issue to Frank Sagnier, the principal of Consultant, as soon as practicable after the date of the Stockholders’ Approval such number of shares of Class A common stock of the Company that represents in the aggregate 1% of the total issued as of the date of this Agreement shares of Company’s Class A common stock (the “Shares”).

Subject to the Stockholders’ Approval, the Shares will be issued to Frank Sagnier in reliance on the applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and shall bear the applicable restrictive legend. The Shares shall not be issued and shall be deemed forfeited if the Stockholders’ Approval is not obtained until the end of the Company’s fiscal year 2023. In addition to the Stockholders’ Approval, the issuance of the Shares will be subject to the truth and accuracy, as of the date of the issuance of the Shares, of Frank Sagnier’s customary written investor representations to the Company attached hereto as Exhibit A.

After the issuance of the Shares, the Shares will vest in full on the date that is 12 months after the date of this Agreement unless this Agreement is terminated by either Consultant or Company pursuant to Section 5 below prior to the expiration of the full Term. If this Agreement is terminated prior to the expiration of the full Term:

(a) by either Consultant or Company pursuant to Section 5(i), 5(ii) or 5(iv) below, then the number of Shares will be reduced pro rata, and such pro rated Shares will vest on the date of such early termination, or

(b) by Company pursuant to Section 5(iii) below, then the Shares will be forfeited upon such termination.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions are authorized or required by law to be closed in the U.K. and/or the United States of America.

Except as such Fee and, subject to the Stockholders’ Approval, the Shares, Consultant shall not be entitled to any other fees or payments of any kind or nature.

4. Consultant hereby represents to Company that the execution and delivery of this Agreement by Consultant and the performance by Consultant of his duties hereunder shall not constitute a breach of, or otherwise contravene, or be prevented, interfered with or hindered by, the terms of any agreement or other agreement or policy to which Consultant is a party or otherwise bound.

5. Either Consultant or Company shall have the right to terminate this Agreement at any time by sending at ten (10) calendar days prior written notice of such termination to the other Party. In such event, Consultant shall only be entitled to the pro-rated Fee through the termination date of this Agreement as described in this Section 5. Company shall have the right to terminate this Agreement with immediate effect by sending a written notice of such termination in case: (i) Consultant is granted suspension of payment, is declared bankrupt or submits a request for bankruptcy, (ii) Consultant commences any insolvency, receivership administration, bankruptcy, restructuring or other similar process or procedure and/or if Consultant dies, becomes incapacitated or disabled, (iii) Consultant fails to perform its obligations under this Agreement and it fails, despite a request by the Company to do so, remedy the fault within ten (10) calendar days of such request and (iv) Consultant is not able to comply with its obligations under this Agreement for a period of more than 30 calendar days as a result of Consultant’s illness, absence or other incapacity. In such event, Consultant shall only be entitled to the Fee through the termination date of this Agreement as described in this Section 5.

6. Consultant agrees that during the Term and for one (1) years after the end date of the Agreement, he will not, directly or indirectly induce or solicit, or aid or assist any person or entity to induce or solicit, any customers, vendors, clients, employees, independent contractors or affiliates of Company and/or its affiliates, or any customers or clients of Company and/or its affiliates to terminate, curtail or otherwise limit its, his or her employment by or business relationship with Company and/or its affiliates. As the Consultant’s services for Company will bring Consultant into close contact with many confidential affairs of Company not readily available to the public, Consultant agrees: (i) to keep secret and retain in the strictest confidence all Confidential Information and Trade Secrets of Company and/or its affiliates learned by the Consultant, and not to use or disclose them to anyone outside of Company, either during or after the Term, except in the course of performing his duties hereunder with Company’s express prior written consent, or if and when ordered to do so by a court of competent jurisdiction; and (ii) to deliver promptly to Company at any time Company may so request, all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof) relating to Company’s business and all property associated therewith, which Consultant may then possess or have under Consultant’s control. “Confidential Information” means information disclosed to Consultant or known by Consultant as a consequence of or through his engagement hereunder by Company not generally known in the industry in which Company is or may become engaged, about Company’s and/or its affiliates’ products, processes, and services, including, but not limited to, information relating to research, development, inventions, innovations, purchasing, suppliers, business policies, know how, accounting, agents, vendors, advertisers, journalists, methods, techniques, systems, manuals, training materials, formulas, software, designs, specifications, patterns, compilations, marketing or advertising strategies, business proposals and plans, financial and operational information and strategies, price lists, pricing policies and strategies, customer/client information, and any other information that Consultant receives as a result of its relationship with Company, whether in written, tangible, electronic or any other form or media. “Trade Secret” means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

7. Company shall be the sole owner of all the products and proceeds of Consultant’s services hereunder, including, but not limited to, all materials, ideas, concepts, copy rights, inventions, formats, suggestions, developments, arrangements, packages, computer programs and other intellectual properties that the Consultant may acquire, obtain, develop or create in connection with Consultant’s performance of services hereunder (“Intellectual Property Rights”), free and clear of any claims by Consultant (or anyone claiming under the Consultant) of any kind or character whatsoever. To the extent any of such Intellectual Property Rights are deemed not to be the property of Company by operation of law, Consultant hereby assigns the Intellectual Property Rights to Company or its designee. Consultant hereby represents and warrants to the Company that Consultant shall perform all services hereunder exclusively outside of the continental United Stated, Hawaii, Alaska and the territories of the United States of America, including U.S. Virgin Islands, Guam, American Samoa, and The Commonwealth of the Northern Mariana Islands.

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8. It is understood and agreed that money damages would not be a sufficient remedy for any breach of Sections 6, 7 and/or 8 of this Agreement by Consultant and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach or threatened breach, without any requirement to post bond or other security or to prove actual damage or harm. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

9. Consultant is, and shall be deemed for all purposes to be, an independent contractor and nothing in this Agreement shall be deemed to create or imply an agency or employment relationship between Company and Consultant, and Consultant shall not make any representations to the contrary to any other person. As an independent contractor, Consultant does not have the right or authority to assume, or create, any obligation of any kind, whether express or implied, on behalf of Company nor any right or authority to bind Company in any respect whatsoever, other than as contemplated herein. It is acknowledged and agreed by the Parties that Company has not, is not and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with the income earned by Consultant from Company, all periodic filings and payments required to be made in connection with withholding taxes, income taxes or any other taxes, social premiums, payments or filings required to be paid, made or maintained. If Company is ever reassessed as owing any employee related taxes, social premiums or any other type of payments with respect to an amount paid by Company by virtue of this Agreement, Consultant will immediately on request by Company compensate Company for the reassessed taxes, premiums, the fines imposed by the competent tax authorities or social security or similar agencies, the interest and fees charged and the expenses reasonably incurred by Company for disputing, by the Company or on its behalf, the rulings on which these amounts are based.

10. Each Party shall execute and deliver such other additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions and the Sections hereof and give effect to the transactions contemplated by this Agreement.

11. Unless required by an applicable law, rule or regulation, each Party agrees to not issue any public statements about this Agreement without prior written consent of the other Party.

12. This Agreement may be executed in one or more counterparts, each of which is deemed an original but all of which taken together constitute one and the same instrument. Signed counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. and such signature shall constitute an original signature for all purposes notwithstanding any statute or decisional law to the contrary.

13. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior (oral and written) agreements and understandings pertaining thereto. Consultant acknowledges that, prior to entering into this Agreement, it has had the opportunity to review this Agreement and the subject matter hereof with its own attorneys and financial and tax advisers and Consultant has not received any legal, financial or other tax advice from the Company or its affiliates, shareholders, officers, directors, agents, counsel, or advisors.

14. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida, without reference to any applicable conflicts of law provisions. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be exclusively determined by binding arbitration in Miami-Dade County, State of Florida, before a single arbitrator. For the avoidance of doubt, an arbitrator may award temporary and permanent injunctive relief (without the necessity of proving actual damage) as a remedy in any arbitration conducted pursuant to this Section 14. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (https://www.jamsadr.com/rules-comprehensive-arbitration/). Judgment on the award may be entered in any court having jurisdiction. Each of the Parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, and further consents to the jurisdiction of any federal court located in Miami-Dade County, the State of Florida for the purpose of enforcing the arbitration provisions of this Section 14 or hearing any other dispute, claim, or controversy under this Agreement (including enforcement of any award of specific performance and any claim for any provisional remedy, temporary, preliminary or permanent injunctive relief or other equitable relief). In any arbitration or litigation between the Parties, the prevailing Party therein shall be entitled to obtain its reasonable attorney fees and costs of the proceedings from the other Party as an element of its damages in enforcing this Agreement.

Please sign this Agreement where indicated below if in agreement with the foregoing terms.

[Signatures are on next page.]

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“COMPANY”:

MOTORSPORT GAMES INC., a Delaware corporation

By:	/s/ Dmitry Kozko
Title:	CEO

The undersigned accepts and agrees to the foregoing as of the date first set forth above:

“CONSULTANT”:

/s/ Frank Sagnier
Print name: FRANK SAGNIER

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Exhibit A

Investment Representations and Warranties

As a condition to the issuance of the Shares to Frank Sagnier, Frank Sagnier hereby represents and warrants to the Company as follows:

Frank Sagnier acknowledges that the issuance and transfer to it of the Shares has not been reviewed by the Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act and applicable state securities laws. Frank Sagnier understands that the Company is relying upon the truth and accuracy of, and Frank Sagnier’s compliance with, the representations, warranties, acknowledgments and understandings of Frank Sagnier set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of Frank Sagnier to acquire the Shares.

Frank Sagnier represents that the Shares are being acquired by Frank Sagnier for its own account, for investment purposes only and not with a view to or for distribution or resale to others in contravention of the registration requirements of the Securities Act or applicable state securities laws. Frank Sagnier agrees that it will not sell or otherwise transfer any of the Shares unless such transfer or resale is registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available.

Frank Sagnier has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Frank Sagnier’s investment in the Company through Frank Sagnier’s acquisition of the Shares. Frank Sagnier is able to bear the economic risk of its investment in the Company through Frank Sagnier’s acquisition of the Shares for an indefinite period of time. At the present time, Frank Sagnier can afford a complete loss of such investment and has no need for liquidity in such investment.

Frank Sagnier recognizes that its acquisition of the Shares involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only Frank Sagnier who can afford the loss of their entire investment should consider investing in the Company and securities of the Company; (b) transferability of the Shares is limited; (c) the Company has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Frank Sagnier and equity securities issued by the Company to other persons or entities may have rights, preferences or privileges senior to the rights of Frank Sagnier; (e) any debt financing that may be obtained by the Company must be repaid regardless of whether the Company generates revenues or cash flows from operations and may be secured by substantially all of the Company’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to the Company will be available to the Company or otherwise obtained by the Company; and (g) if the Company is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then the Company may be unable to implement its business plans or take advantage of business opportunities, which could have a material adverse effect on the Company’s business prospects, financial condition and results of operations and may ultimately require the Company to suspend or cease operations.

Frank Sagnier acknowledges that he has prior investment experience and that he recognizes and fully understands the highly speculative nature of Frank Sagnier’s investment in the Company pursuant to its acquisition of the Shares. Frank Sagnier acknowledges that he, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

Frank Sagnier is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended.

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Frank Sagnier acknowledges that it has carefully reviewed this Agreement and the Company’s business, operational and financial data, all of which Frank Sagnier acknowledges have been made available to it. Frank Sagnier has been given the opportunity to ask questions of, and receive answers from, the Company concerning this Agreement, the issuance to it of the Shares, and the Company’s business, operations, financial condition and prospects, and Frank Sagnier has been given the opportunity to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Frank Sagnier reasonably desires in order to evaluate its investment in the Company pursuant its acquisition of the Shares. Frank Sagnier fully understands all of such documents and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Notwithstanding the foregoing, Frank Sagnier acknowledges and agrees that the only information upon which it has relied upon in executing this Agreement is the information set forth in this Agreement. Frank Sagnier acknowledges that it has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision. Frank Sagnier acknowledges that it does not desire to receive any further information from the Company or any other person or entity in order to make a fully informed decision of whether or not to execute this Agreement and accept the Shares.

Frank Sagnier acknowledges that the issuance to it of the Shares may involve tax consequences to Frank Sagnier. Frank Sagnier acknowledges and understands that Frank Sagnier must retain its own professional advisors to evaluate the tax and other consequences of Frank Sagnier’s receipt of the Shares.

Frank Sagnier understands and acknowledges that the Company is under no obligation to register the resale of the Shares under the Securities Act or any state securities laws. Frank Sagnier agrees that the Company may, if it desires, permit the transfer of the Shares out of Frank Sagnier’s name only when Frank Sagnier’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed transfer satisfies an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

Frank Sagnier understands that the certificate(s) representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above will be removed, and the Company will issue a certificate without such legend to the holder of the Shares upon which it is stamped, only if (a) such Shares are being sold pursuant to an effective registration statement under the Securities Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form to the Company, that the disposition of the Shares is being made pursuant to an exemption from federal and state registration requirements, or (c) such holder provides the Company with reasonable assurance that a disposition of the Shares may be made pursuant to Rule 144 under the Securities Act without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold.

Frank Sagnier acknowledges that he has a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling persons.

Frank Sagnier represents and warrants that he was not induced to invest in the Company (pursuant to the issuance to it of the Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

Frank Sagnier acknowledges that the Shares will be issued outside of, and not pursuant to, the Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan.

Frank Sagnier’s current address is on file with the Company.

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